Exhibit 99.2

NorthStar Realty Finance Announces Pricing of Private Offering of NorthStar Realty Europe’s $300 Million of 4.625% Senior Stock-Settlable Notes Due December 2016

NEW YORK, June 26, 2015 — NorthStar Realty Finance Corp. (NYSE: NRF) (“NorthStar Realty Finance”) announced today that NorthStar Realty Europe Corp. (“NorthStar Realty Europe” or “NRE”), a current wholly-owned subsidiary of NorthStar Realty Finance, has priced a private offering of $300 million aggregate principal amount of NorthStar Realty Europe’s 4.625% senior stock-settlable notes due December 2016, plus up to an additional $60 million principal amount of notes that may be issued at the option of the initial purchasers within 30 days of the initial sale of the notes. The offering is expected to close on July 1, 2015, subject to the satisfaction of customary closing conditions. The notes will be senior unsubordinated and unsecured obligations of NorthStar Realty Europe, and each of NorthStar Realty Finance and its operating partnership, NorthStar Realty Finance Limited Partnership, will guarantee payments on the notes. Subject to specified conditions being met, including completion of the planned spin-off of NRE by NorthStar Realty Finance, the listing of NRE common stock, $0.01 par value, and public notice at least 60 days prior to maturity, NRE may elect to settle all or part of the principal value of the notes in NRE common stock in lieu of cash, in which case the number of shares delivered per note will be based on NRE common stock prices during a measurement period immediately preceding the maturity date.

NorthStar Realty Europe intends to use the net proceeds of the offering for general corporate purposes, which may include, among other things:

•	the funding of acquisitions, including additional European commercial real estate and other assets; and

•	the repayment of NorthStar Realty Finance’s indebtedness, including amounts outstanding under its corporate revolving credit facility, which accrues interest at a per annum rate equal to LIBOR plus 3.50% (or 3.68% per annum as of June 4, 2015) and is due on August 5, 2017.

The notes will be sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and any shares of NorthStar Realty Europe’s common stock that may be issued upon settlement of the notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a diversified commercial real estate company that is organized as a REIT. NorthStar Realty Finance is managed by an affiliate of NorthStar Asset Management Group Inc. (NYSE: NSAM), a global asset management firm.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "will," "expect," “intend” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, NorthStar Realty Finance's ability to complete the proposed spin-off of NorthStar Realty Europe within the timeframe contemplated or at all; changes in economic conditions generally and the real estate and bond markets specifically; fulfillment of the conditions for closing of the offering; the ability to complete acquisitions, including additional European commercial real estate and other assets; use of proceeds from the sale of the notes; and various conflicts of interest in NorthStar Realty Finance’s relationship with NSAM. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in NorthStar Realty Finance's Annual Report on Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission.

Any forward-looking statements contained herein speak only as of the date of this press release. NorthStar Realty Finance expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772